Exhibit 5.2

June 14, 2012

Harvest Operations Corp.
2100, 330 - 5th Avenue S.W.
Calgary, Alberta T2P 0L4

Ladies and Gentlemen:

Re:	Exchange Offer for US$500,000,000 of 6 7/8% Senior Notes due 2017

We have acted as Canadian counsel to each of Harvest Operations Corp. (the “Company”), 1496965 Alberta Ltd. (“TrusteeCo”), Harvest Breeze Trust No. 1 (“Breeze No. 1”), Harvest Breeze Trust No. 2 (“Breeze No. 2”), Breeze Resources Partnership (“BRP”) and Hay River Partnership (“HRP”) in connection with the registration under the United States Securities Act of 1933, as amended, of US$500,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Exchange Notes”) of the Company and related guarantees thereof (the “Exchange Guarantees”) by the Guarantors (as defined herein), pursuant to a registration statement on Form F-4 (the “Registration Statement”) of the Company and the Guarantors to be filed with the United States Securities and Exchange Commission.

The Exchange Notes and related Exchange Guarantees will be issued under an indenture dated as of October 4, 2010 (the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Note Trustee”) and are to be offered in exchange for US$500,000,000 aggregate principal amount of outstanding 6 7/8% Senior Notes due 2017 of the Company and related guarantees thereof by the Guarantors.

In this opinion letter: (i) TrusteeCo, in its capacity as trustee of Breeze No. 1, is referred to “BT1 Trustee”; (ii) TrusteeCo, in its capacity as trustee of Breeze No. 2, is referred to “BT2 Trustee”; (iii) Breeze No. 2, in its capacity as managing partner of BRP, is referred to as “Breeze GP”; (iv) Breeze No. 2, in its capacity as managing partner of HRP, is referred to as “Hay River GP”; (v) TrusteeCo, Breeze No. 1, Breeze No. 2, BRP and HRP are collectively referred to as the “Alberta Guarantors”; (vi) North Atlantic Refining Limited and the Alberta Guarantors are collectively referred to as the “Guarantors”; and (vii) the Company and the Alberta Guarantors are collectively referred to as the “Alberta Parties”.

We have examined such documents and records as we deemed relevant and necessary as a basis for the opinions set forth herein, including copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture, including the form of the Exchange Notes attached as an exhibit thereto; and (iii) the registration rights agreement dated as of October 4, 2010 among the Company, the Guarantors and the initial purchasers named therein (the “Registration Rights Agreement”).

We have made no independent investigation or verification of any facts material to our opinions set forth herein and have relied on oral and written representations of fact from officers and representatives of the Alberta Parties and certificates of public officials and officers of the Alberta Parties, including certificates of status dated June 14, 2012 issued in respect of the Company and TrusteeCo, respectively, by the Registrar of Corporations for the Province of Alberta pursuant to the Business Corporations Act (Alberta), upon which we have relied exclusively with respect to our opinions in paragraph 1 below, and certificates dated as of the date hereof provided on behalf of each Alberta Party regarding the identification and true copies of the corporate articles, by-laws, governing trust indentures and governing partnership agreements of the Alberta Parties, as applicable, and directors’ resolutions, similar internal approvals and certain other factual matters.

In rendering the opinions set forth herein, we have assumed, without independent investigation: (i) the due execution and delivery, pursuant to due authorization, of all certificates, records, agreements, instruments and other documents by or on behalf of all parties thereto, other than the Alberta Parties to the extent that authorization, execution or delivery by the Alberta Parties are matters of Alberta Law (as defined below), and compliance by such parties with their obligations thereunder; (ii) that the offering of the Exchange Notes and Exchange Guarantees will in all respects be made, conducted and consummated in the manner described in the Registration Statement; (iii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added; (iv) that the Exchange Notes will be duly authenticated by the Note Trustee in accordance with the Indenture and otherwise issued, executed and delivered in accordance with the Indenture and the Registration Rights Agreement; (v) the genuineness of all signatures; (vi) the authority and legal capacity of all individuals who have signed documents reviewed by us; (vii) the authenticity of all documents submitted to us as originals; (viii) the conformity to authentic originals of all documents submitted to us as certified, facsimile, reproduced or conformed copies thereof and the veracity and completeness of the information contained therein; and (ix) that all representations of fact in the certificates, records, agreements, instruments and other documents that we have examined are true, accurate and complete.

We are solicitors qualified to practice law in the Province of Alberta.  Our opinions herein are restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein as in effect on the date hereof (“Alberta Law”), and we do not express any opinion as to the laws of any other jurisdiction.  We express no opinion as to any matter other than as expressly set forth below, and no opinion on any other matter may be inferred or implied herefrom.  Our opinions herein are given as at the date hereof and we disclaim any obligation to update this letter or advise you or any other person of any change in law or fact that may occur or come to our attention after the date hereof.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

1.                                       Each of the Company and TrusteeCo is a valid and subsisting corporation under the laws of the Province of Alberta.

2.                                       The execution by the Company of the Registration Statement, and the execution and delivery by the Company of the Indenture, the Registration Rights Agreement and the Exchange Notes and the performance by the Company of its obligations thereunder, have been authorized by all necessary corporate action on the part of the Company.

3.                                       The execution by TrusteeCo of the Registration Statement, and the execution and delivery by TrusteeCo of the Indenture and the Registration Rights Agreement and the performance by TrusteeCo of its obligations thereunder, have been authorized by all necessary corporate action on the part of TrusteeCo.

4.                                       Each of Breeze No. 1 and Breeze No. 2 exists as a trust under the laws of the Province of Alberta.

5.                                       The execution by Breeze No. 1 of the Registration Statement, and the execution and delivery by Breeze No. 1 of the Indenture and the Registration Rights Agreement and the performance by Breeze No. 1, through BT1 Trustee, of its obligations thereunder, have been authorized by all necessary corporate action on the part of BT1 Trustee and all action required under the trust indenture governing Breeze No. 1.

6.                                       The execution by Breeze No. 2 of the Registration Statement, and the execution and delivery by Breeze No. 2 of the Indenture and the Registration Rights Agreement and the performance by Breeze No. 2, through BT2 Trustee, of its obligations thereunder, have been authorized by all necessary corporate action on the part of BT2 Trustee and all action required under the trust indenture governing Breeze No. 2.

7.                                       Each of BRP and HRP exists as a general partnership under the laws of the Province of Alberta.

8.                                       The execution by BRP of the Registration Statement, and the execution and delivery by BRP of the Indenture and the Registration Rights Agreement and the performance by BRP, through its partners, of its obligations thereunder, have been authorized by all necessary corporate action on the part of BT2 Trustee and all action required under the partnership agreement governing BRP.

9.                                       The execution by HRP of the Registration Statement, and the execution and delivery by HRP of the Indenture and the Registration Rights Agreement and the performance by HRP, through its partners, of its obligations thereunder, have been authorized by all necessary corporate action on the part of BT2 Trustee and all action required under the partnership agreement governing HRP.

10.                                 Each of the Registration Statement, the Indenture and the Registration Rights Agreement has been duly executed by, and each of the Indenture and the Registration Rights Agreement has, to the extent that delivery is governed by Alberta Law, been duly delivered by, each of the Alberta Parties.

11.                                 The execution by each Alberta Party of the Registration Statement, and the execution and delivery by each Alberta Party of the Indenture, the Registration Rights Agreement and, in the case of the Company, the Exchange Notes and the performance by each Alberta Party of its obligations thereunder (including, in the case of each Alberta Guarantor, its Exchange Guarantee contained in the Indenture), do not and will not:

(a)                                  in the case of the Company and TrusteeCo, violate the corporate articles or by-laws of the Company or TrusteeCo, as applicable;

(b)                                 in the case of Breeze No. 1 and Breeze No. 2, violate the trust indenture governing Breeze No. 1 or trust indenture governing Breeze No. 2, as applicable; and

(c)                                  in the case of BRP and HRP, violate the partnership agreement governing BRP or the partnership agreement governing HRP, as applicable.

Reference herein to execution or delivery of a document by: (i) Breeze No. 1 means execution or delivery, as applicable, by TrusteeCo in its capacity as BT1 Trustee, for and on behalf of Breeze No. 1; (ii) Breeze No. 2 means execution or delivery, as applicable, by TrusteeCo in its capacity as BT2 Trustee, for and on behalf of Breeze No. 2; (iii) BRP means execution or delivery, as applicable, by TrusteeCo in its capacity as BT2 Trustee, for and on behalf of Breeze No. 2 in its capacity as Breeze GP, for and on behalf of BRP; and (iv) HRP means execution or delivery, as applicable, by TrusteeCo in its capacity as BT2 Trustee, for and on behalf of Breeze No. 2 in its capacity as Hay River GP, for and on behalf of HRP.

The opinions expressed herein relate solely to the exchange offer described herein and are rendered only in connection with the Registration Statement, and may not be relied upon or otherwise used or referred to for any other purpose, or quoted from or reproduced, in whole or in part, without our prior written consent, except that this opinion letter may be filed by the Company with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.

We hereby consent to the inclusion of a reference to our firm under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come with the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours truly,

/s/ BENNETT JONES LLP